UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 27, 2007

Neoware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21240	23-2705700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Horizon Drive, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

(610) 277-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Neoware, Inc. (“Neoware”) today announced that its stockholders voted to adopt the Agreement and Plan of Merger, dated as of July 23, 2007, among Neoware, Inc., Hewlett-Packard Company and Narwhal Acquisition Corporation (the “Merger Agreement”) at a special meeting of Neoware’s stockholders, which concluded earlier today. Approximately 96% of the votes cast and approximately 68% of the shares outstanding and entitled to vote at the special meeting were voted in favor of the proposal to adopt the Merger Agreement.

A copy of the press release announcing the results of the special meeting is being filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following document is filed as an exhibit to this report.

99.1	Press Release dated September 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

NEOWARE, INC.

Dated: September 27, 2007	By:	/s/ Keith D. Schneck
Keith D. Schneck, Executive Vice President and Chief Financial Officer